                                                       DRAFT DATED APRIL 7, 1997

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
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[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Homegate Hospitality, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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

                          HOMEGATE HOSPITALITY, INC.
                        111 CONGRESS AVENUE, SUITE 2600
                              AUSTIN, TEXAS 78701

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 5, 1997

To the Stockholders of Homegate Hospitality, Inc.:

  Notice is hereby given that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Homegate Hospitality, Inc., a Delaware corporation ("Homegate"), will be held on May 5, 1997, at 3:00 p.m., local time at 9721 Arboretum Blvd., Renaissance Hotel, Austin, Texas 78759, and thereafter as it may from time to time be adjourned or postponed, for the following purposes:

  1. To consider and elect three Class I directors nominated by the Board of Directors to serve for the ensuing three years;

  2. To ratify the selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1997; and

  3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  The Board of Directors of Homegate has fixed the close of business on April 1, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and only stockholders of record at such time will be entitled to notice of and to vote at the Annual Meeting. A list of Homegate stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders of record for any purpose germane to the Annual Meeting, during ordinary business hours, at Homegate's offices at 111 Congress Avenue, Suite 2600, Austin, Texas 78701, for ten (10) days prior to the Annual Meeting.

  You are cordially invited and urged to attend the Annual Meeting in person, but if you are unable to do so, please complete, sign, date and promptly return the enclosed Proxy in the enclosed, self-addressed, stamped envelope. If you attend the Annual Meeting and desire to revoke your Proxy and vote in person you may do so. In any event, a Proxy may be revoked at any time before it is voted.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE ABOVE
PROPOSALS.

  IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE READ CAREFULLY THE PROXY STATEMENT AND COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. AN ADDRESSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.

                                          By Order of the Board of Directors,

                                          /s/ JOEL KINZIE OLDHAM IV

                                          Joel Kinzie Oldham IV
                                          Secretary

Dallas, Texas
April 9, 1997

                          HOMEGATE HOSPITALITY, INC.

                        111 CONGRESS AVENUE, SUITE 2600
                              AUSTIN, TEXAS 78701

                               ----------------
                                PROXY STATEMENT
                               ----------------

                                ANNUAL MEETING

  The Board of Directors ("Board of Directors") of Homegate Hospitality, Inc. (together with its predecessors, the "Company") requests your Proxy ("Proxy") for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 5, 1997, at 3:00 p.m., local time at 9721 Arboretum Blvd., Renaissance Hotel, Austin, Texas 78759, or at any adjournment(s) thereof. By executing and returning the enclosed Proxy, you authorize the persons named on the Proxy to vote your shares at the Annual Meeting. This Proxy Statement ("Proxy Statement") and the associated Proxy were first mailed to stockholders of the Company on or about Friday, April 11, 1997.

  If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned the properly executed Proxy or are represented by another proxy. The enclosed Proxy, even though executed and returned, may be revoked at any time prior to the voting of the Proxy (i) by the execution and submission of a revised proxy, (ii) by written notice to the Secretary of the Company, or
(iii) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the Proxies will be voted at the Annual Meeting.

                               VOTING AND QUORUM

  The Company's only outstanding voting security is common stock, par value $.01 per share ("Common Stock"). On April 1, 1997, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 10,725,000 shares of Common Stock entitled to be voted at the Annual Meeting.

  Each outstanding share of Common Stock is entitled to one vote. Presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present or represented. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.

                             ELECTION OF DIRECTORS

GENERAL

  The Company's Certificate of Incorporation (the "Certificate of Incorporation") provides, among other things, for a Board of Directors divided into three classes, designated Class I, Class II and Class III. Directors serve for staggered terms of three years each, except that initially the Class I directors will serve until the Annual Meeting, the Class II directors until the 1998 annual meeting and the Class III directors until the 1999 annual meeting. The Board of Directors currently consists of nine (9) directors. The Class I directors are Messrs. Carreker, Huff and Wood, the Class II directors are Messrs. Buchanan, Crow and Moores, and the Class III directors are Messrs. Faith, Dona and Noell.

  Three Class I directors are to be elected at the Annual Meeting to serve until the annual meeting of stockholders of the Company in the year 2000 or until their successors are elected and qualified. The Board of Directors has designated James D. Carreker, John R. Huff, and Leonard W. Wood as nominees (the "Nominees").

  Votes authorized by the enclosed Proxy will be cast for the three Nominees. If any of such persons are unavailable for election at the date of the Annual Meeting, the stock represented by proxy will be voted for such nominees as the Board of Directors shall designate. There is no family relationship between or among any director, executive officer or person nominated or chosen to become a director or executive officer of the Company. Management at this time has no reason to believe that any of the Nominees will be unavailable for election.

  The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, under Delaware law, abstentions and "broker non-votes" would not have the same legal effect as a vote against the election of a particular director. A "broker non-vote" occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Each "broker non-vote" would reduce the absolute number, but not the percentage of affirmative votes necessary for approval.

NOMINEES

  Mr. Carreker was appointed as a director of the Company in August 1996. Mr. Carreker has served as President and Chief Executive Officer of Wyndham Hotel Corporation (together with its predecessors and affiliates, "Wyndham") since May 1988 and as Chairman of the Board of Wyndham since February 1996. He also served as Chief Executive Officer of Trammell Crow Company from August 1994 to December 1995. Prior to 1988, Mr. Carreker served as President of Burdine's, the Miami-based division of Federated Department Stores.

  Mr. Huff was appointed as a director of the Company in January 1997. Mr. Huff has been a director, President and Chief Executive Officer of Oceaneering International, Inc. ("Oceaneering") since 1986. Mr. Huff was elected Chairman of the Board of Oceaneering in August 1990. Prior to joining Oceaneering, Mr. Huff served as Chairman and President of Western Oceanic, Inc., the offshore drilling subsidiary of The Western Company of North America. Mr. Huff is also a director of BJ Services Company, Triton Energy Limited and Production Operators Corp.

  Mr. Wood was appointed as a director of the Company in August 1996. Mr. Wood is currently a Group Managing Partner for Trammell Crow Residential Company (together with its affiliates, "TCR"), and oversees the activities of TCR throughout Northern Florida and the Southeastern and Midwestern United States. Mr. Wood joined TCR in 1982.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF
                      EACH OF THE NOMINEES LISTED ABOVE.

                     SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has appointed Ernst & Young LLP as the Company's independent accountants for 1997. Ernst & Young LLP also served as the Company's independent accountants for 1996. The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so. In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent accountants. The Board of Directors may terminate the appointment of Ernst & Young LLP as independent accountants without the approval of the Company's stockholders whenever the Board of Directors deems such termination necessary or appropriate.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION
                    OF THE SELECTION OF ERNST & YOUNG LLP.

                       DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information regarding the Company's directors and executive officers, including their respective ages, at March 31, 1997.

                  NAME                  AGE              POSITION
                  ----                  ---              --------
 Robert A. Faith.......................  33 Chairman of the Board, Chief
                                             Executive Officer and President
 John C. Kratzer.......................  34 Chief Operating Officer and
                                             Executive Vice President
 Tim V. Keith..........................  44 Chief Financial Officer and
                                             Treasurer
 Anthony W. Dona.......................  37 Senior Vice President and Director
 Joel Kinzie Oldham IV.................  35 Senior Vice President and
                                             Secretary
 William B. Buchanan, Jr...............  38 Director
 James D. Carreker.....................  49 Director
 Harlan R. Crow........................  47 Director
 John R. Huff..........................  51 Director
 John J. Moores........................  52 Director
 Charles E. Noell......................  45 Director
 Leonard W. Wood.......................  50 Director

  ROBERT A. FAITH joined the Company in February 1996 as its Chairman of the Board, Chief Executive Officer and President. Since August 1991, Mr. Faith has served as the Chairman of the Board of Faith Holdings, Inc., a private holding and management company with various business interests. Mr. Faith also currently serves as the Chairman of the Board of the corporate general partner of Greystar Capital Partners, L.P., a private holding company with investments in real estate, apartment buildings and apartment management firms, a position which he has held since May 1993. In August 1991, Mr. Faith co-founded Starwood Capital Partners, a private real estate investment firm, for which he served as Chief Executive Officer until May 1993.

  JOHN C. KRATZER is the Chief Operating Officer and Executive Vice President of the Company. Before joining the Company in February 1996, Mr. Kratzer served as a Principal with Benton Resources, which invested over $100 million in land, notes and income producing assets. Mr. Kratzer served in this capacity from February 1994 to February 1996. From September 1993 to November 1994, Mr. Kratzer served as Vice President of Crow Family, Inc., a private investment company. From September 1993 to February 1994, Mr. Kratzer served as Vice President of Mill Spring Holdings, Inc., a private investment company, and in such capacity served as an asset manager of residential properties held in a limited partnership. During the period from September 1993 to February 1996, Mill Spring Holdings, Inc. was the general partner of a separate limited partnership related to commercial properties, which held interests in approximately 55 partnerships or corporations that filed for protection under federal bankruptcy laws. In addition, during the same period, Mr. Kratzer was a general partner, executive officer or director in approximately 15 partnerships or corporations, or affiliates of such partnerships or corporations, that were placed in receivership. As an asset manager for residential properties, Mr. Kratzer was not involved in the management of any commercial properties which filed for bankruptcy or were placed in receivership. From September 1990 to August 1993, Mr. Kratzer was with Trammell Crow Realty Advisors, an institutional real estate investment management company that acquired a multi- asset portfolio of apartments valued at over $250 million. At the time of his departure, Mr. Kratzer served as the director of Multi-Family Acquisitions for Trammell Crow Realty Advisors.

  TIM V. KEITH joined the Company in July 1996 as its Chief Financial Officer and Treasurer. Prior to joining the Company, Mr. Keith served as the Controller/Treasurer of David Weekley Homes, a private single-family home builder, from June 1994 to July 1996. From March 1989 to June 1994, Mr. Keith served as Vice President of Finance for Coscan Florida Inc., a subsidiary of Coscan Development Corporation, a Canadian public real estate developer and builder. Mr. Keith has accumulated 17 years of experience in real estate accounting and finance, as well as three years in public accounting.

  ANTHONY W. DONA is a Senior Vice President and director of the Company. In addition, Mr. Dona is the Managing Director of Crow Realty Investors, L.P., d/b/a Crow Investment Trust (together with its affiliates, "Crow"), a position which he has held since 1994, and is a director of Trammell Crow Company and TCR. Mr. Dona has served in these capacities since 1994 and 1996, respectively. In addition, Mr. Dona serves on the advisory board of Trammell Crow Interests Company. From 1985 until 1994, Mr. Dona served in various capacities with the Crow entities including Chief Financial Officer of the Texas region of Trammell Crow Company, a partner in the Dallas Office Building Division of Trammell Crow Company, Chief Executive Officer of the Asset Management Group of Trammell Crow Company and director of Crow Family Administration. As part of his asset management role, Mr. Dona managed a large portfolio of distressed real estate partnerships during the recent real estate down-cycle. In connection with the restructuring of that portfolio, Mr. Dona has served during the last five years as an officer or director in approximately 90 partnerships or corporations, or affiliates of such partnerships or corporations, that filed for protection under federal bankruptcy laws. In addition, in the past five years, Mr. Dona was an executive officer or director in approximately 15 partnerships or corporations, or affiliates of such partnerships or corporations, that were placed in receivership.

  JOEL KINZIE OLDHAM IV joined the Company in February 1996 as a Senior Vice President and Secretary of the Company. Mr. Oldham is also the Senior Vice President of Greystar Capital Partners, L.P., a private holding company with investments in real estate, apartment buildings and apartment management firms. Mr. Oldham joined Greystar in May 1993. Prior to joining Greystar, Mr. Oldham was the Vice President of Starwood Capital Partners, a position he held from September 1992 to June 1993. Prior to joining Starwood, Mr. Oldham was a Marketing Director with Trammell Crow Company, which he joined in 1988.

  WILLIAM B. BUCHANAN, JR. is a director of the Company. Mr. Buchanan is Deputy Head of the Equity Capital Markets Department of Smith Barney Inc. ("Smith Barney") and serves on the Issues and Valuation and Commitment Committees of Smith Barney. Prior to joining Smith Barney, Mr. Buchanan was Head of the Equity Capital Markets Group at Bear, Stearns & Co. Inc. and sat on the Equity Sub-Committee. Prior to that, Mr. Buchanan was a director at The First Boston Corporation responsible for originating and executing equity transactions in the media, telecommunications, health care, real estate and other high growth industries. At separate times during his career at First Boston, Mr. Buchanan was Head of New Issue Marketing and Head of Syndication.

  JAMES D. CARREKER is a Nominee. See "Election of Directors."

  HARLAN R. CROW is a director of the Company. Mr. Crow is the Chief Executive Officer of Crow Family Holdings, a private investment company managing Executive Officer of Crow Family Holdings, a private investment company managing investments in a variety of real estate related and other businesses, a position he has held since 1986. Mr. Crow currently serves as a director of Trammell Crow Company and TCR. In addition, Mr. Crow serves as a director of Wyndham, a publicly-traded corporation. In any given year within the past five years, Mr. Crow has indirectly owned interests in over 1,000 partnerships (or affiliates of partnerships) or corporations. In the past five years, Mr. Crow was a general partner, officer or director in approximately 90 partnerships or corporations, or affiliates of such partnerships or corporations, that filed for protection under federal bankruptcy laws. In addition, in the past five years, Mr. Crow was a general partner, executive officer or director in approximately 15 partnerships or corporations, or affiliates of such partnerships or corporations, that were placed in receivership.

  JOHN R. HUFF is a Nominee. See "Election of Directors."

  JOHN J. MOORES is a director of the Company. Mr. Moores founded BMC Software, Inc., a vendor of system software utilities for IBM mainframe computing environments in 1980. Prior to founding BMC Software, Mr. Moores was employed by International Business Machines, Inc. and Shell Oil Corporation in various of their technical divisions. Mr. Moores is Chairman of the Board of the San Diego Padres, L.P., JMI Services, Inc., a private investment company, Peregrine Systems, Inc., a computer software designer, and Neon Systems, Inc., a computer software designer, all of which are privately-held companies.

  CHARLES E. NOELL is a director of the Company. Mr. Noell is President of JMI Services, Inc., a private investment company, which he joined in 1992 after 11 years in the corporate finance department of Alex. Brown & Sons Incorporated. Mr. Noell is the Managing Partner of JMI Equity Fund, L.P., a private equity investment fund, and is a director of two publicly-traded companies:
Transactions Systems Architects, Inc. and Expert Software, Inc.

  LEONARD W. WOOD is a Nominee. See "Election of Directors."

             CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

GENERAL

  During 1996, the Board of Directors held two regular meetings and one special meeting. The Company has not yet completed a full fiscal year. Thus, no determination can be made as to attendance by directors of at least 75% of the aggregate of all meetings held by the Board of Directors.

DIRECTOR COMPENSATION

  The Company does not currently compensate, and does not anticipate compensating, its directors for their services as directors, except that each of the Company's non-employee directors automatically receives an annual grant of stock options to purchase 5,000 shares of Common Stock with an exercise price equal to the fair market value of such shares on the date of grant. In addition, each of the Company's directors receives reimbursement of all ordinary and necessary expenses incurred in attending any meeting of the Board of Directors or any committee of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Board of Directors has established an Audit Committee and a Compensation Committee. The Board of Directors has not established a nominating committee.

  The Audit Committee was only recently established and has not yet held a meeting. The Audit Committee reviews the adequacy of the Company's system of internal controls and accounting practices. In addition, the Audit Committee reviews the scope of the annual audit with the Company's independent public accountants, Ernst & Young LLP, prior to commencement and reviews the types of services for which the Company retains Ernst & Young LLP. Messrs. Buchanan and Huff serve on the Audit Committee.

  The Compensation Committee held one meeting in 1996. The functions of the Compensation Committee are to: (i) review on behalf of, and make recommendations to the Board of Directors concerning annual salary levels, fringe benefits and any special compensation plans or programs for officers of the Company, and (ii) administer the Homegate Hospitality, Inc. 1996 Long-Term Incentive Plan (the "1996 Plan"). Messrs. Carreker, Buchanan and Noell serve on the Compensation Committee.

  Prior to the Company's inception, Messrs. Faith and Dona approved the terms of compensation for the Company's executive officers in such officers' capacities as employees of Extended Stay Limited Partnership, a predecessor of the Company.

  While on the Compensation Committee during 1996, Mr. Carreker, who is a Nominee, served as the president and chief executive officer of Wyndham. The Company and Wyndham are parties to the transactions as described below under "Certain Transactions."

  Certain other directors or Nominees are parties to transactions with the Company, as described under the caption "Certain Transactions."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") is currently composed of one outside and two inside directors of the Company. The Committee assists in the determination of the salaries and incentive bonuses of the executive officers and reports its determination to the Board of Directors. The Committee also administers the Homegate Hospitality, Inc. 1996 Long Term Incentive Plan (the "1996 Plan") and, subject to the provisions of such plan, determines grants under it for all employees and consultants, including executive officers.

  The following report has been provided by the Committee to the Board of Directors. The Company's initial public offering commenced on October 24, 1996. Prior to the Company's incorporation on August 16, 1996, Messrs. Faith and Dona approved the terms of compensation for the Company's executive officers in their capacity as officers of Extended Stay Limited Partnership, a predecessor of the Company. Thereafter, the Committee was formed, initially consisting of Messrs. Carreker and Noell. The Committee did not meet or make recommendations with respect to base salary paid to senior executive officers in 1996, because base salary amounts were set prior to the Company's initial public offering in October 1996 and the establishment of the Committee. Awards of stock options to certain executive officers and key employees of the Company were made by the full Board of Directors prior to the initial public offering. The Committee currently consists of Messrs. Carreker, Noell and Buchanan, each of whom is a non-employee director of the Company. The Committee held its first meeting in March 1997, and reviewed the Company's traditional compensation practices and made awards of stock options to certain executive officers and key employees of the Company.

  Compensation Philosophy. The Company's executive compensation philosophy is designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, assist the Company in attracting and retaining talented executives and align the interests of executives with the long-term interests of the Company's stockholders. In balancing the foregoing objectives, the Company believes that the compensation of the senior executives and other executives of the Company should consist of a combination of base salary, short-term annual incentive bonus and long-term stock options. The Company's base salary component is designed to be comparable to median base salaries of other organizations in the hotel industry. The Company emphasizes performance-related incentive compensation to reward the Company's executives for the creation of long-term stockholder value. The Company believes that this balance reflects each executive's position, tenure and experience, while providing them with strong financial incentives to achieve key business and individual performance objectives. The Company also believes that the resulting compensation package rewards high levels of performance in excess of other comparable organizations.

  The Company takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level of compensation for the senior executives. The Company considers such corporate performance measures as net income, earnings per share, revenues, operating margins, hotel operating performance and the achievement of targeted hotel unit growth, and may vary its quantitative measurements from employee to employee and from year to year. The Company also recognizes the importance of individual achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as demonstrated leadership ability and overall contributions to the Company.

  Base Salary. Base salaries for the senior executives are set at levels considered appropriate in light of their position, tenure and performance. Base salaries are reviewed annually by the Committee and adjusted based on evaluations of the executives' past and projected contributions to the Company and changes in competitive pay levels. To assist in establishing base salaries, the Company hired a compensation consultant to advise the Company on determining appropriate and competitive compensation levels for its executive officers in comparison to compensation practices of other companies in the hotel industry of approximately the Company's size. In general, base salaries for executive officers are established at the median level of base salaries for companies comparable to the Company.

  Incentive Compensation. The Company maintains an annual bonus plan that is designed to link a substantial portion of annual executive compensation with individual and corporate performance. At the beginning of each year, a comprehensive business plan is established for the Company, and each senior executive is responsible for certain goals and objectives within the business plan depending upon his or her area of responsibility within the Company. Each senior executive also is responsible for contributing to the achievement of Company-wide financial and operating goals. The Chief Executive Officer's goals and objectives are Company-wide and include growth in net income and earnings per share, hotel unit growth and effective management and career development of the Company's executive officers and key employees.

  Under the Company's annual bonus plan, a target bonus is established for each level of the Company's officers that results in the payment of a specified percentage of the officer's salary if his or her annual goals and objectives are achieved. A minimum performance level must be achieved by the Company, the officer and his or her department or division before any bonus may be earned. Thereafter, an established progression rewards higher levels of achievement with greater bonus payments, subject to a predetermined maximum. For the Company's chief executive officer and senior executives, bonus targets are measured against each officer's achievement of the goals and objectives outlined for such officer in the Company's annual business plan. The Company's chief executive officer is eligible for an annual bonus of 0% to 100% of his annual salary, depending upon his performance as determined by the Committee and the Board of Directors. As a percentage of salary, bonuses for senior executives range from 0% to 100%, depending upon performance, as evaluated by the chief executive officer and the Committee.

  1996 Plan. Homegate Hospitality, Inc. 1996 Long-Term Incentive Plan authorizes the granting of incentive and non-qualified stock options and restricted stock to key executives and other key employees and consultants of the Company and its subsidiaries. To align the interests of senior executives with the interests of stockholders, the Committee's current policy regarding stock awards is to grant stock options. However, the Committee reserves the right to grant restricted stock or other awards as it deems appropriate. The Committee has used the 1996 Plan for periodic grants of stock options with an exercise price equal to the fair market value of a share of Common Stock on the date of the grant. To encourage retention, the ability to exercise options granted under the 1996 Plan is generally subject to vesting restrictions.

  In general, the Committee's practice is to award pro rata based upon compensation a certain portion of the options available for awards in each year to employees of the Company and to award the remaining available options to eligible participants in the 1996 Plan. Based upon individual performance and contribution to the Company. However, the Committee has the authority to alter awards or consider additional factors for awards under the 1996 Plan. The options granted to the senior executives in and for 1996 are set forth in the table under the caption "Option Grants in Last Fiscal Year."

  Chief Executive Officer Compensation. The Committee reviews the compensation of the CEO, who is responsible for the strategic and financial performance of the Company, and the Committee's recommendation is subject to approval by the Board of Directors. Based on information of comparable companies, the Committee believes that Mr. Faith's base salary was consistent with base salaries being paid to other chief executive officers in the hotel industry. In accordance with the Company's option philosophy, Mr. Faith received one grant of options on the date of the Company's initial public offering.

  Policy Concerning Tax Deductibility of Compensation. To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily limit executive compensation to that deductible under
Section 162(m). The Company has structured the 1996 Plan to comply with the requirements of Section 162(m). The

Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

  The foregoing report has been approved by both the 1996 and 1997 members of the Committee.

                         William B. Buchanan, Jr.
                         James D. Carreker
                         Charles E. Noell

                            EXECUTIVE COMPENSATION

  The following table sets forth certain information regarding the compensation of the Company's Chief Executive Officer and the Company's three most highly compensated executive officers other than the Chief Executive Officer (the "Named Executives"):

                          SUMMARY COMPENSATION TABLE

                                     ANNUAL         LONG-TERM
                                  COMPENSATION    COMPENSATION
   NAME AND PRINCIPAL          ------------------    AWARDS-       ALL OTHER
        POSITION          YEAR SALARY($) BONUS($) OPTIONS(1)(#) COMPENSATION($)
   ------------------     ---- --------- -------- ------------- ---------------
Robert A. Faith.......... 1996 $141,034   $             --          $
 President and Chief
  Executive Officer
John C. Kratzer.......... 1996 $128,347   $             --          $
 Chief Operating Officer
Tim V. Keith............. 1996 $ 50,240   $             --          $50,000
 Chief Financial Officer
Joel Kinzie Oldham IV.... 1996 $     --   $             --          $50,000
 Secretary

--------
(1) Options to acquire shares of Common Stock.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table summarizes options to acquire shares of Common Stock granted to the Named Executives during 1996.

                                                                                 POTENTIAL
                                                                             REALIZABLE VALUE
                                         % OF TOTAL                           ASSUMED ANNUAL
                           NUMBER OF   OPTIONS GRANTED                       RATES STOCK PRICE
                          SECURITIES    EMPLOYEES IN                        APPRECIATION OPTION
                          UNDERLYING     FISCAL YEAR   EXERCISE                   TERM(2)
                            OPTIONS      INDIVIDUAL      PRICE   EXPIRATION -------------------
          NAME           GRANTED(#)(1)     GRANTS      ($/SHARE)    DATE       5%       10%
          ----           ------------- --------------- --------- ---------- -------- ----------
Robert A. Faith.........    125,000         24.0         11.50   10/24/2006 $901,250 $2,291,250
John C. Kratzer.........     93,750         17.1         11.50   10/24/2006 $675,937 $1,718,437
Tim V. Keith............     62,500         12.1         11.50   10/24/2006 $450,625 $1,145,625
Joel Kinzie Oldham IV...     40,000          7.7         11.50   10/24/2006 $288,400 $  733,200

--------
(1) All options were granted pursuant to the 1996 Plan. The exercise price represents the fair market value of the Common Stock on the date of grant. The options have a term of ten years.
(2) The potential realizable value portion of the table illustrates the values that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation in Common Stock over the term of the options. The fair market value of the Common Stock at the end of the ten-year option term would be $18.71 assuming five percent annual appreciation and would be $29.83 assuming ten percent annual appreciation. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall market conditions. There can be no assurances that the potential values set forth in this table reflect the actual values that may be obtained by any of the Named Executives.

                        OTHER COMPENSATION ARRANGEMENTS

NON-COMPETITION, EMPLOYMENT AND INDEMNITY AGREEMENTS

  In October 1996, Mr. Faith entered into a non-compete agreement with the Company. For the longer of (i) a period of 30 months after October 24, 1996, and (ii) so long thereafter as Mr. Faith serves as an officer or director of the Company, Mr. Faith has agreed not to compete, directly or indirectly, with the Company in the extended-stay hotel business or serve as an officer, director, consultant or stockholder of any competing company engaged in the extended-stay hotel business.

  The Company has not entered into any employment agreements with any of its officers other than John C. Kratzer. Mr. Kratzer entered into a two-year employment agreement in September 1996 with the Company, pursuant to which Mr. Kratzer will receive a minimum annual base salary of $145,000. If Mr. Kratzer's employment is terminated during the term of the agreement by him for any reason or by the Company for cause, Mr. Kratzer has agreed not to compete, directly or indirectly, with the Company within a 25-mile radius of any hotel owned by the Company at the time of termination for a period of two years from the date of termination. The agreement provides that in the event Mr. Kratzer's employment is terminated by the Company for any reason other than for cause or for disability, Mr. Kratzer shall be entitled to receive an amount equal to his then base salary for the remainder of the term of the employment agreement.

  Pursuant to his employment agreement, Mr. Kratzer has agreed to restrict the transfer of 158,092 shares of Common Stock owned by him for a period of seven years. The restrictions will lapse with respect to 50% of such shares if Mr. Kratzer is employed by the Company at the earlier of the completion or acquisition by the Company of its 30th hotel or December 31, 1997. The restrictions will lapse with respect to the remainder of the shares held by Mr. Kratzer if he is employed by the Company at the earlier of the completion or acquisition by the Company of its 60th hotel or December 31, 1998.

  The Company has entered into indemnification agreements with each of its executive officers and directors. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company.

  In addition, the Company's Certificate of Incorporation provides for certain limitations on directors' liability. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above.

THE 1996 PLAN

  The Company has adopted the Homegate Hospitality, Inc. 1996 Long-Term Incentive Plan for the purpose of (i) attracting and retaining employees and advisors with ability and initiative, (ii) providing incentives to those deemed important to the success of the Company, and (iii) associating the interests of these individuals with the interests of the Company and its stockholders through opportunities for increased ownership of Common Stock.

  Stock Options. Options granted under the 1996 Plan may be incentive stock options ("ISOs") or nonqualified stock options. A stock option entitles each employee or consultant who is entitled to participate

("Participants") to purchase shares of Common Stock from the Company at the option price. The option price may be paid in cash, with shares of Common Stock, or with a combination of cash and Common Stock. The terms of the option, including the vesting of such option and the option price, will be fixed by the Compensation Committee at the time the option is granted, but the option price shall not be less than the fair market value of the shares at the date of grant (or, in the case of ISOs issued to a Ten Percent Stockholder, as defined below, 110% of the fair market value of the shares at the date of grant). A Participant is a "Ten Percent Stockholder" if he owns, or is deemed to own, more than 10% of the total combined voting power of all classes of stock of the Company or a related entity. A Participant is deemed to own any voting stock owned (directly or indirectly) by the Participant's spouse, siblings, ancestors and lineal descendants. A Participant and such persons are also considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which the Participant or any such person is a stockholder, partner or beneficiary. The options will expire within ten years from the date of grant, except that ISOs issued to Ten Percent Stockholders will not be longer than five years. In addition, the Compensation Committee may specify that an option will terminate prior to the end of its stated term upon termination of employment, disability or death. Options that contain vesting schedules ordinarily will become fully exercisable in case of disability or death or if the Company terminates the employee without cause (as such term is used in the 1996 Plan). Moreover, no Participant may be granted ISOs which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date the ISO was first granted) that exceeds $100,000.

  Restricted Stock; Stock Awards. Participants may also be awarded shares of Common Stock pursuant to a stock award. The Compensation Committee, in its discretion, may prescribe that a Participant's rights in a stock award shall be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve specified objectives. Any such restrictions will lapse in accordance with a schedule or other conditions as the Compensation Committee determines.

401(K) SAVINGS PLAN

  The Company sponsors a retirement plan called the Homegate Employee Savings & Retirement Plan (the "401(k) Plan"). The trustee for the 401(k) Plan is State Street Bank and Trust Company. Employees (including members of management) are eligible to make voluntary contributions of up to fifteen percent (15%) of their compensation under the 401(k) Plan, subject to the applicable limitations of the Code. The Company is permitted to make a discretionary contribution to the 401(k) Plan each fiscal quarter which will be allocated among participants as a matching contribution based on their contributions under the 401(k) Plan. The 401(k) Plan permits employees to direct investments of their accounts among a selection of mutual funds. The Company intends to amend the 401(k) Plan in the near future to also permit employees to direct the investment of some or all of their accounts to purchase shares of Common Stock, and to permit the Company to make any contributions to the 401(k) Plan in the form of Common Stock. The 401(k) Plan is intended to qualify as a profit sharing plan under Sections 401(a) and 401(k) of the Code.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of December 31, 1996 by (i) each person known by the Company to own beneficially more than 5% of any class of the Company's outstanding voting securities, (ii) each of the Company's directors, (iii) each Named Executive of the Company and (iv) all current directors and executive officers of the Company as a group. Unless otherwise indicated, the Company believes that each person or entity named below has sole voting and investment power with respect to all shares shown as beneficially owned by such person or entity, subject to community property laws where applicable and the information set forth in the footnotes to the table below.

                           NUMBER OF
                             SHARES
                          BENEFICIALLY PERCENT
NAME OF BENEFICIAL OWNER    OWNED(1)   OF CLASS
------------------------  ------------ --------
JMI/Greystar Extended
 Stay Partners, L.P.....   2,274,992     21.2%
 Two Riverway, Suite 850
 Houston, TX 77056
Developer Extended Stay
 Partners, L.P.(1)......   1,055,759      9.8%
 Two Riverway, Suite 850
 Houston, TX 77056
CRI/ESH Partners,
 L.P.(2)................   2,033,424     18.9%
 3200 Trammell Crow
  Center
  2001 Ross Avenue
  Dallas, Texas 75201
Robert A. Faith(3)......   3,720,923     34.6%
 Two Riverway, Suite 850
 Houston, TX 77056
William B. Buchanan,
 Jr(4)..................           0        *
James D. Carreker(5)....       5,000        *
Harlan R. Crow(6).......   3,206,739     29.8%
Anthony W. Dona.........      45,903        *
John R. Huff............       2,000        *
John J. Moores(7).......     390,172      3.6%
Charles E. Noell(5).....       5,000        *
Leonard W. Wood(8)......     126,777      1.2%
John C. Kratzer.........     229,513      2.1%
Tim V. Keith............       4,348        *
Joel Kinzie Oldham IV...       4,348        *
Directors and Named
 Executives of the
 Company as a group.....   6,309,356     58.7%

--------
 * Less than 1%.
(1) Shares owned by Developer Extended Stay Partners, L.P. will be voted by its general partner, DESP General Partner, L.L.C., until such time as such shares are distributed by such partnership to its partners, TCR Extended Stay I Limited Partnership and Greystar Realty Services, L.P. See "Certain Transactions."
(2) Crow Investment Trust indirectly owns an approximate 74% limited partner interest in such partnership.
(3) Includes 2,274,992 shares owned by JMI/Greystar Extended Stay Partners, L.P. which may be deemed to be beneficially owned by Mr. Faith, who is the sole stockholder of Greystar Holdings, Inc., the sole general partner of such partnership. Mr. Faith disclaims beneficial ownership of all such shares held by such partnership beyond his percentage ownership therein. Includes 1,055,759 shares owned by Developer Extended Stay Partners, L.P. as to which Mr. Faith has shared voting power as a result of his indirect ownership of a percentage interest in DESP General Partner, L.L.C., the sole general partner of such partnership. Mr. Faith disclaims beneficial ownership of all such shares beyond his percentage ownership therein. Includes 390,172 shares owned by JMI/Greystar Realty Partners, L.P. as to which Mr. Faith has shared voting power as a result of his being the sole stockholder of Greystar Holdings, Inc., one of the two general partners of such partnership. Mr. Faith disclaims beneficial ownership of all such shares held by such partnership beyond his percentage ownership therein.
(4) Appointed to the Board of Directors subsequent to December 31, 1996.
(5) Includes fully vested options granted under the 1996 Plan to non-employee directors to acquire 5,000 shares of Common Stock.
(6) Includes 13,865 shares owned by Crow Family, Inc., of which Mr. Crow is the sole director. Includes 2,033,424 shares owned by CRI/ESH Partners, L.P. and 98,691 shares owned by Crow Hotel Realty Investors, L.P., as Crow Family, Inc. is the sole general partner of each such partnership. Also includes 1,055,759 shares owned by Developer Extended Stay Partners, L.P., as to which Mr. Crow has shared voting power as a result of Crow Family, Inc.'s ownership of a percentage interest in DESP General Partner, L.L.C., the sole general partner of such partnership, and fully vested options granted under the 1996 Plan to non-employee directors to acquire 5,000 shares of Common Stock. Mr. Crow disclaims beneficial ownership of all shares other than the shares subject to an option to acquire 5,000 shares of Common Stock.
(7) Includes 390,172 shares owned by JMI/Greystar Realty Partners, L.P., as to which Mr. Moores has shared voting power as a result of his ownership of JMI Realty, Inc., one of the two general partners of such partnership. Mr. Moores disclaims beneficial ownership of all such shares held by such partnership beyond his percentage ownership therein. Also includes fully vested options granted under the 1996 Plan to non-employee directors to acquire 5,000 shares of Common Stock. Excludes 574,436 shares owned by JMI/Greystar Extended Stay Partners, L.P. attributable to Mr. Moores' percentage interest in such partnership.
(8) Includes 121,777 shares held directly and fully vested options granted under the 1996 Plan to non-employee directors to acquire 5,000 shares of Common Stock.

                          CORPORATE PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Common Stock, with the cumulative the cumulative total stockholder return on the Common Stock, with the cumulative total return of the Nasdaq Stock Market (U.S. Companies) Index and an index of companies in the lodging industry consisting of Extended Stay, Studio Plus, Candlewood, Suburban Lodges and Homestead Village (collectively, the "S&P Lodging-Hotels") for the period beginning October 24, 1996, and ending December 31, 1996. The comparison assumes $100 was invested on October 24, 1996, in Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.



                 [CUMULATIVE TOTAL RETURN GRAPH APPEARS HERE]


INDEX DESCRIPTION                                              10/24/96 12/31/96
-----------------                                              -------- --------
Homegate Hospitality, Inc.....................................   100       73
Nasdaq Stock Market (U.S. Companies)..........................   100      105
S&P Lodging-Hotels............................................   100       97

--------
(1)The lines represent index levels derived from compounded daily returns that include all dividends.
(2)If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
(3)The index level for all series was set to 100.00 on October 24, 1996.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and any person who owns more than 10% of the Company's Common Stock to file initial stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 1996.

                             CERTAIN TRANSACTIONS

  In connection with the formation of the Company, the current partners of Extended Stay Limited Partnership, a predecessor of the Company which was merged into the Company ("ESLP") in October 1996, received approximately 6,400,000 shares of Common Stock, constituting approximately 60.0% of the outstanding Common Stock as a result of the merger of ESLP into the Company. Prior to such merger, the partners of ESLP contributed an aggregate of $20 million in capital to ESLP. See "Principal Stockholders."

  In connection with the Company's initial public offering, the Company issued under the 1996 Plan stock options exercisable for 518,570 shares of Common Stock and stock awards of 13,913 shares of Common Stock to certain employees and Company advisors. The exercise price for such stock options was $11.50, the initial public offering price of the Common Stock. The stock option grants included the following grants to Named Executives: Mr. Faith, 125,000 option shares, Mr. Kratzer, 93,570 option shares, Mr. Keith, 62,500 option shares and Mr. Oldham, 40,000 option shares. Also included in the option grants were options for 175,000 shares of Common Stock granted to employees of Greystar Capital Partners and its affiliates ("Greystar") (25,000 shares), TCR (55,000 shares), Crow (45,000 shares) and Wyndham (50,000 shares) who have served as consultants to the Company. The restricted stock awards included awards to the following Named Executives: Mr. Keith, 4,348 shares and Mr. Oldham, 4,348 shares. In addition, employees of Crow received 870 shares.

  The Company has entered into a master development agreement with the Development Partnership (herein so called) comprised of TCR and Greystar (the "Developer Affiliates"), pursuant to which the Development Partnership will develop up to 60 hotels on behalf of the Company. In addition, the Developer Partnership will assist the Company in locating sites suitable for development of Company hotels in markets designated by the Company, and has agreed that neither it, its partners, nor their respective affiliates will own, operate or develop a competing extended-stay facility, subject to certain exceptions, within the continental United States during the duration of the master development agreement. Unless extended, the master development agreement will terminate upon the earlier of the commencement of the 60th hotel or December 31, 1998.

  Upon the selection of a site for development, the Company and one of the Developer Affiliates will enter into a development and construction agreement, pursuant to which the Developer Affiliate will construct the hotel on the site in question and will receive a development fee of $250,000. This development fee is paid as follows: $50,000 upon approval of the development budget, development plan and development schedule and commencement of construction; $150,000, payable in installments each month over the course of construction based upon the percentage of completion of the hotel; and $50,000 upon final completion. The Company believes that $250,000 in development fees for each project is substantially less than the fees that an unrelated third party developer would charge the Company for similar services. Development fees paid to TCR and Greystar Realty Services ("GRS"), an affiliate of Greystar, were $460,175 and $50,000, respectively, during 1996. The Company may terminate a development and construction agreement upon the failure of the Developer Affiliate to meet certain performance standards.

  In connection with the formation of the Company, the Developer Partnership received 1,055,759 shares of Common Stock, constituting 9.8% of the outstanding Common Stock. The Developer Partnership received its interest in ESLP in exchange for entering into the master development agreement. Pursuant to the partnership agreement for the Developer Partnership, the Developer Partnership will distribute one-sixtieth of such Common Stock to a Developer Affiliate for each facility that the Developer Affiliate constructs. If 60 projects have not been commenced by the Developer Affiliates by December 31, 1998, then the remaining shares held by the Developer Partnership (i.e., the product of the number of shares initially owned by the Developer Partnership, multiplied by a fraction, the numerator of which equals 60 less the sum of the number of completed facilities and the number of facilities on which construction has commenced by December 31, 1998, and the denominator of which is 60) will be distributed to the Developer Affiliates proportionately, based upon the number of facilities each affiliate has constructed or commenced prior to December 31, 1998.

  The Company has entered into a master management assistance agreement (the "Management Agreement") with Wyndham, pursuant to which Wyndham will manage up to 60 Company hotels and will provide market research, a preferred vendor program, a proprietary property management software package and national and local marketing efforts to the Company. In addition, Wyndham has agreed not to own, operate or develop a competing extended-stay facility within certain specified states that include the Company's target markets (subject to certain exceptions), for the term of such agreement. Unless extended, the Management Agreement will terminate upon the earlier of the execution of a management contract with respect to the 60th Company hotel or December 31,1998. The Company has paid Wyndham a one-time fee of $25,000 for Wyndham's provision of design services in developing the initial prototype, certain other fees for the provision of software and other services, and a commission of 5% of the aggregate purchase price of all items that the Company purchases through Wyndham's purchasing department. The Company believes that it will be able to obtain substantial cost savings through the use of Wyndham's purchasing department, but has retained the right not to use such department at the Company's sole discretion upon 90-days' notice. The Company will also reimburse Wyndham for up to $100,000 for the costs incurred in developing the Company's payroll and accounts payable software and for developing a marketing database, which costs will be reimbursed ratably upon the signing of the first 10 management contracts. Wyndham and the Company will agree upon any fees to be paid with respect to ongoing systems support and maintenance.

  Pursuant to each property-specific management contract, Wyndham will manage and operate the specific Company hotel in exchange for the payment of a base management fee of 3% of the hotel's gross revenues for the applicable period, and an incentive management fee equal to (i) 3% of the gross revenues for the applicable period if the Company's return on costs exceeds 16%, (ii) 2%, if the Company's return on costs exceeds 13% but is less than 16%, and (iii) 1%, if the Company's return on costs exceeds 10% but is less than 13%. In addition, the Company will pay Wyndham a monthly fee of $1,000 (adjusted annually for inflation) for Wyndham's accounting services, and will reimburse Wyndham for reimbursable expenses (as defined in the contract) incurred by Wyndham with respect to the hotel. The management contract also provides that Company will contribute 1.5% of the gross room revenues from each hotel into a marketing and advertising fund to be administered for the benefit of all Company hotels that are managed by Wyndham, and that Wyndham will not own, develop, manage or lend money to an extended-stay facility that is similar in operation and format to the Company's hotel within a five-mile radius thereof, subject to certain exceptions. This non-competition covenant will survive for the duration of the applicable management contract. The Company will have the right to terminate the property-specific management contract if certain performance standards are not met. In addition, the Company may terminate such contracts without cause with the payment of a cancellation fee if the Company desires to manage the hotel internally. The Company believes that the management fees paid pursuant to the property-specific management contracts are commensurate with the fees that would be charged by unrelated third parties to manage the hotels.

  Management fees paid to Wyndham were $69,265 in 1996. Payables to affiliates includes $51,710 due to Wyndham at December 31, 1996 for management fees and marketing fees.

  Wyndham administered and funded payroll and insurance benefits for all employees of the Company through September 30, 1996 and continues to administer payroll for the employees of the Studio Suites and Westar hotels. Payables to affiliates includes $46,267 due to Wyndham at December 31, 1996, for reimbursement of payroll and insurance expenditures. Payroll and insurance expenditures reimbursed to Wyndham was $179,123 during 1996.

  Payables to affiliates includes $879,523, $28,420 and $126,353 due to TCR, Wyndham, and Greystar, respectively, at December 31, 1996, for reimbursement of construction costs and out-of-pocket expenditures incurred in conjunction with the pursuit and acquisition of land and property.

POLICY WITH RESPECT TO RELATED PARTY TRANSACTIONS

  The Company has implemented a policy requiring any material transaction (or series of related transactions) between the Company and related parties to be approved by a majority of the disinterested directors, upon such directors' determination that the terms of the transaction are no less favorable to the Company than those that could have been obtained from unrelated third parties. The policy defines a material related party transaction (or series of related transactions) as one involving a purchase, sale, lease or exchange of property or assets or the making of any investment with a value to the Company in excess of $1.0 million or a service agreement (or series of related agreements) with a value in excess of $1.0 million in any fiscal year.

                             STOCKHOLDER PROPOSALS

  Any proposals that the Company stockholders desire to have presented at the 1998 annual meeting of stockholders must be received by the Company at its principal offices no later than December 1, 1997, for inclusion in the Company's proxy statement and proxy unless the Company notifies the stockholders otherwise. Only those proposals that are proper for stockholder action and otherwise proper may be included in the Company's proxy statement.

                                 OTHER MATTERS

  The Board of Directors does not intend to bring any other matters before the Annual Meeting and does not know of any matters which will be brought before the Annual Meeting by others. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters.

                                          By Order of the Board of Directors,

                                          /s/ JOEL KINZIE OLDHAM IV

                                          Joel Kinzie Oldham IV
                                          Secretary

Dallas, Texas
April 9, 1997

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1. To elect three        2. Proposal to ratify the     3. In their discretion to
   Class I Directors        appointment of Ernst &        vote upon such other
                            Young LLP, certified public   business as may
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   nominees  AUTHORITY      auditors for the fiscal       the meeting.
   listed    to vote for    year ending December 31,
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   (except   listed below
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INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
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LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:
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James D. Carreker
John R. Huff
Leondard W. Wood
                                        The Board of Directors recommends that
                                        you vote FOR the nominees and the pro-
                                        posal listed above. This proxy when
                                        properly executed will be voted in the
                                        manner directed herein by the under-
                                        signed shareholder. If no direction is
                                        given, this proxy will be voted FOR
                                        the nominees and the proposal.

                                        DATED:                            , 1997
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                                              (SIGNATURE OF SHAREHOLDER)

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                                             (SIGNATURE IF HELD JOINTLY)

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.
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                                     PROXY
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          HOMEGATE HOSPITALITY, INC.


     The undersigned hereby appoints Robert A. Faith and Anthony W. Dona, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Homegate Hospitality, Inc. held of record by the undersigned on April 1, 1997 at the Annual Meeting of Shareholders to be held on May 5, 1997, or any adjournment thereof.

                           (Please See Reverse Side)

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